EXHIBIT 10.2

PARTNERSHIP AGREEMENT BETWEEN

MOBIVENTURES & MOVE2MOBILE & FROGGIE

Purpose

The purpose of this agreement is to begin adding value to each of the parties who are in negotiations to be acquired by Mobiventures (MV) and with MV itself. This agreement will set out the terms of the partnership in framework and the obligations of each of the parties. The general arrangement is to share the net income derived from business generated 50/50 between Froggie and MV. Froggie will fund “bridging finance” into MV with an agreed maximum that Froggie of 120,000 Euros. This will be reviewed and agreed on a monthly basis.

Background

The aim to generate as much revenue as possible quickly by exchanging content, applications and services between Froggie, MV & M2M and selling content and services through the live channels that both companies have or potential new channels that can be quickly closed. In order to do this, a joint team will be formed with the aim of achieving defined goals. The members of the team are:

•	Ian Downie	- Mobiventures
•	Gordon Anderson	- Move2Mobile
•	Miro Wikgren	- Tracebit
•	Alex Hind	- Froggie
•	Ricardo Gormon	- Froggie

The goal of this team is to ensure:

  Free and fast exchange of information going forward.
  Monetary targets (KPI’s) that can be identified if possible or assumed
  Reporting to all management teams the success against the KPI’s of this joint initiative
  Creation of fortnightly news stories of success for the joint activities of the 3 entities ready for use in an IR campaign – purpose is to create a strong impression of the success of the “partnership” which will help to attract investors.
  Written reciprocal partnership agreement/contract that represents the activities – re-use existing contract formats as much as possible

Target Deliverables

From the initial meeting of the team, initial targets have been defined to launch a number of initiatives that will generate early incremental monthly invoicing and margin for the partnership. This list does not take into account a number of identified opportunities that could be launched in the 1st quarter of 2008 e.g. MPolls; Smarter Booking etc. These will be added to the milestone targets as these become clearer. The additional sales streams below are those that are able to be launched in the next 2 months.

Additional Sales Streams milestones for next 2 months MobiVentures / Froggie

Milestone	Activity Owner	Latest launch date	Estimated additional monthly invoicing	Estimated monthly margin for Partnership
Start actively selling Tracebit Games & white label games to known content providers/aggregators (Itouch, Buongiorno, Jet, Zed, Movidream, Espacio Preferente). Start actively selling Yamgo content to known	Alex	31/10/2007	5.000 €	1.250 €
content providers/aggregators (Itouch, Buongiorno, Jet, Zed, Movidream, Espacio Preferente).	Alex	31/10/2007	1.500 €	300 €
Include Tracebit and Yamgo products in MT Alerts Service	Alex	31/10/2007	1.500 €	300 €
Start actively marketing Mixipix – animated greeting card solution to be placed on high traffic web portal in time for Christmas	Alex	31/10/2007	2.500 €	1.000 €
Start actively marketing Mobile Acuity image recognition to Print Media owners for mobile campaigns	Alex	30/11/2007	2.500 €	1.000 €
Start actively marketing Mobile Acuity image recognition to Print Media owners for mobile campaigns	Alex	30/11/2007	2.500 €	1.000 €
Start actively selling Tracebit games, white label games to other sources and Spanish speaking world	Alex	30/11/2007	1.500 €	300 €
		Sub Totals	17.000 €	5.150 €
Start actively selling Bagdad WAP Portal to MobiVentures Channels	Ian	31/10/2007	5.000 €	1.250 €
Start actively selling Froggie Content Catalogue to MobiVentures Channels	Ian	31/10/2007	5.000 €	1.250 €
Start actively selling Mobile Casino to MobiVentures Channels	Ian	31/10/2007	5.000 €	1.250 €
Start actively selling Jamango WAP Community to MobiVentures Channels	Ian	31/10/2007	5.000 €	1.250 €
Start actively selling Movilove - WAP dating portal to MobiVentures Channels	Ian	31/10/2007	5.000 €	1.250 €
Start actively selling SMS Bulk Routes to MobiVentures Channels	Ian	30/11/2007	?
Start actively selling WAP CMS to MobiVentures Channels	Ian	30/11/2007	?
Start actively selling Mob + Shop Shopping Application to MobiVentures Channels	Ian	30/11/2007	?
Start actively selling Mobile Magazine to MobiVentures Channels	Ian	30/11/2007	?
Start actively selling Web Products to MobiVentures Channels	Ian	30/11/2007	?
		Sub Totals	€25.000	€6.250
		Totals	€42.000	€11.400

Bridging Finance

Froggie will provide the following maximum bridging finance to Mobiventures until 31st January 2008:

•	30,000 Euros at 1st November
•

30,000 Euros at 1st December provided deals have been signed by the partnership between 1 st November and 1st December with a cumulative margin value equal or greater than 120,000 Euros on an annualized basis. For every 10,000 Euros below this figure the bridging finance will be reduced by 2,500 Euros

•

30,000 Euros at 1st January 08 provided deals have been signed by the partnership between 1 st November and 1st January 2008 with a cumulative margin value equal or greater than 240,000 Euros on an annualized basis. For every 10,000 Euros below this figure the bridging finance will be reduced by 2,500 Euros

•

30,000 Euros at 1st February 08 provided deals have been signed by the partnership between 1st November and 1st February 2008 with a cumulative margin value equal or greater than 360,000 Euros on an annualized basis. For every 10,000 Euros below this figure the bridging finance will be reduced by 2,500 Euros

Froggie will be issued with shares in Mobiventures at the average of the 5 days preceding the date of the investment in each case. Upon closing the acquisition of Froggie by Mobiventures the shares acquired by Froggie will be transferred to the shareholder of Froggie and will be reflected in the Share Exchange Agreement as an additional “payment” in shares

Agreed by:

/s/ Peter Ahman	/s/ Tom Horsey
………………………………………………	……………………………………………………….
Peter Ahman	Tom Horsey